Exhibit 10.30

[GRAPHIC OMITTED]
                                WESTAMERICA BANK


SONOMA REGION CREDIT ADMINISTRATION

October 21, 1997

Michael Laybourn, President
Mendocino Brewing Company, Inc.
P.O. Box 400
Hopland, CA 95449

Dear Michael,

     Westamerica Bank is pleased to commit to the restructure of the existing non-revolving line of credit into a revolving line of credit prior to the expiration date of November 30, 1997. This commitment is subject to the Bank's review of the executed Investment Agreement between Mendocino Brewing Company, Inc. and United Brewers of America, Inc. and the completion of a collateral field audit satisfactory to Bank. The basic terms of the credit are outlined below:

     1.   Type of Facility:

          Revolving line of credit.

     2.   Maximum Principal Amount:

          $600,000 or the maximum applicable Borrowing Base as may change from time to time, as will be defined in the Credit Documentation. Increases to the line can be considered as revenues grow and profits return.

     3.   Forms of Utilization:

          Cash advances, including direct deposits to your checking account.

     4.   Interest Rate:

          Westamerica Bank index plus 1.50% floating.

          Interest will accrue daily on the basis of a (365/360-day) year and actual days elapsed.

                        31 D STREET . SANTA ROSA CA 95404
                                 (707) 576-3625

Michael Laybourn, President
October 21, 1997
Page 2

     5.   Expiration and/or Maturity Date:
          -------------------------------

          May 31, 1998. Prior to maturity, the December 31, 1997 Financial statement will be reviewed by Bank. Subsequent line renewals will be for one year.

     6.   Borrowing Base:
          --------------

          80% of eligible accounts receivable (as will be defined in the credit documents).

          25% of eligible inventory to a maximum of $200,000 (as will be defined in the credit documents).

     7.   Collateral:
          ----------

          Perfected security interest of first priority in the following personal property: Accounts Receivable and inventory.

     8.   Purpose of Line of Credit:
          -------------------------

          Finance trading assets.

     9.   Fees Payable On or Before Closing:
          ---------------------------------

          Loan Fee: .25% per annum anticipated.

     10.  Repayment:
          ---------

          Interest payable (monthly) with all accrued interest and unpaid principal to be due at maturity.

     11.  Loan Documentation:
          ------------------

          In addition to the documentation that will be required in connection with the security interest to be given to Bank in the property which will serve as collateral for this loan, the following documentation, in form and substance satisfactory to Bank will be required:

Michael Laybourn, President
October 21, 1997
Page 3

         Business Loan Agreement. Among other terms, this agreement will contain various financial and other covenants, agreements and conditions to be mutually agreed upon.

     12. Banking Relationship:

         Primary banking relationship must be maintained with Westamerica Bank.

This commitment is also subject to such additional terms, conditions and requirements as may be provided in Bank's credit documents of otherwise required by Bank or its counsel.

Sincerely,


/s/ Dwight Davenport
Dwight Davenport
Vice President and Manager

DD/ju